Exhibit 99.1

Conference Call:	Today, February 3rd, 2004 at 11:00 a.m. EST
Dial-in number:	800-218-0713. Replay information below.
Webcast URL:	www.fulldisclosure.com

CONTACT:
Robert C. Griffith	Joseph N. Jaffoni, Karin Oloffson
Chief Operating Officer/Chief Financial Officer	Jaffoni & Collins Incorporated
(303) 706-0778	(212) 835-8500 or FLYR@jcir.com

FOR IMMEDIATE RELEASE

NAVIGANT INTERNATIONAL (FLYR) REPORTS Q4

OPERATING RESULTS AT HIGH END OF GUIDED RANGE

- Fourth Quarter Diluted GAAP EPS of ($0.47) or

$0.13 Before Debt Restructuring Charges -

Denver, CO; February 3, 2004 – Navigant International, Inc. (Nasdaq: FLYR), the second largest provider of corporate travel management services in the United States based on tickets sold, today reported operating results for its fourth quarter and twelve months ended December 28, 2003, as summarized below.

Summary Q4 Financial Results (In millions, except per share data)

	For the Three Months Ended
	Dec. 28, 2003	Dec. 29, 2002	% Change
Revenues	$87.0	$88.1	(1.2)%
Gross Margin	43.9%	43.4%
EBITDA *	$9.1	$9.8	(6.6)%
Operating Income	$6.7	$7.0	(3.8)%
Operating Margin	7.8%	8.0%
Diluted EPS **	$(0.47)	$0.12

Summary Twelve Month Financial Results (In millions, except per share data)

	For the Twelve Months Ended
	Dec. 28, 2003	Dec. 29, 2002	% Change
Revenues	$352.3	$371.3	(5.1)%
Gross Margin	46.1%	45.5%
EBITDA *	$49.7	$57.5	(13.6)%
Operating Income	$39.4	$47.5	(17.1)%
Operating Margin	11.2%	12.8%
Diluted EPS **	$0.47	$1.34

*	EBITDA is defined as earnings before interest, taxes, depreciation and amortization. A reconciliation of the above EBITDA figures to the Company’s Net income (loss) is included in the financial tables accompanying this release. Navigant’s 2003 fourth quarter EBITDA was lower than the prior year figure primarily as a result of the financing of certain new IT equipment (replacing old equipment) through operating leases (rather than capital leases which the Company previously deployed) to take advantage of the favorable interest rate environment. This resulted in an increase in operating expense and a decrease in depreciation and amortization and therefore, lower reported EBITDA.

Navigant International Reports Fourth Quarter/Full Year Results, 2/3/04	page 2

**	Navigant’s diluted earnings per share for the three and twelve months ended December 28, 2003 reflect one-time, cash and non-cash charges of approximately $13.7 million pretax, or approximately $8.7 million after tax, or $0.60 per share, for the Company’s November 2003 debt restructuring. Without the effect of the charges, diluted EPS for the three and twelve months ended December 28, 2003 were $0.13 and $1.06 per share, respectively.

Edward S. Adams, Chairman and Chief Executive Officer, commented, “Our 2003 results reflect the resiliency of our business model and Navigant’s continued success in managing our operations in the face of adverse business conditions, which last year included the economy, SARS and the war in Iraq. Throughout 2003, we moved forward with our long-term strategy for growth, continuing to invest in and expand our core corporate travel management offerings and services, winning new business and maintaining high client retention levels.

“In the fourth quarter, we continued our focus on managing costs to transactions, while remaining active on other operational and balance sheet management initiatives. This effort resulted in our fourth quarter operating results being on the high end of our projected guidance. The fourth quarter EBITDA reflects the reduction in depreciation and amortization as we converted some technology equipment capital leases to operating leases to take advantage of the favorable interest rate environment. In 2004 we expect this decrease in depreciation and amortization will be offset by increases in operating expenses and increased depreciation associated with the deployment of the Company’s new Passportal site and other technology investments. Nevertheless, we are projecting an increase in 2004 EPS over 2003 EPS before the debt restructuring charges.

“Looking forward, the incremental improvements in corporate travel and transactions resulting from a strengthening economy, as well as a more stable geopolitical environment are expected to continue. Accordingly, we project that transaction volumes in 2004 will be similar to transaction volumes processed by the Company in 2002. These factors as well as our ongoing initiatives to build Navigant through the development of new corporate accounts, value-added products and services, and the retention of existing customers are some of the reasons for the expected strength in our projected 2004 results.”

Robert C. Griffith, Navigant’s Chief Financial Officer and Chief Operating Officer added, “Once again we have to credit our dedicated staff for their determination and focus. Our business is corporate travel management and our team has designed and implemented offerings that consolidate reservation fulfillment, information management, leverage supplier relations and deliver cutting edge industry technology, all to enable companies to contain their corporate travel costs.

“Navigant continues to be among the industry leaders in technology offerings and we currently are on schedule with Passportal, Navigant’s online travel management solution. The project should enter its beta testing phase early in the second quarter, and we remain on target for our scheduled product launch date in the latter part of the second quarter. We have already achieved several milestones with Passportal, including development for the ability to search fares from the Global Distribution Systems (GDS) and Web fares.

“Looking at our operating efficiency during the fourth quarter 2003, our slowest period of the year, consolidated gross margins of 43.9% improved over 2002 levels of 43.4% extending the positive quarterly comparisons we achieved throughout 2003,” Mr. Griffith continued.

Navigant International Reports Fourth Quarter/Full Year Results, 2/3/04	page 3

Guidance

Mr. Griffith concluded, “In 2004 we expect to achieve further earnings increases. Outlined in the table below is our preliminary quarterly and full year guidance for 2004, as well as our assumptions, all as previewed on January 5, 2004.”

•	Transaction volumes (generated from clients under management contracts or service fee arrangements) in 2004 will return to the levels of transactions processed by the Company in 2002. (The Company believes transaction volumes in 2003 were impacted by geopolitical instability, including the war in Iraq, and the outbreak of SARS, which contributed to a decline in corporate travel);

•	Client retention will continue at historical levels, and when combined with sales to new accounts will lead to increased revenues;

•	Salaries, which have generally been frozen since September 11, 2001, will increase beginning in the second quarter, and health care costs will also increase, with this increase being effected throughout 2004;

•	Depreciation and amortization expenses in 2004 will show a slight decrease compared to 2003, partly due to the financing of certain new IT equipment (replacing old equipment) through operating leases to take advantage of the favorable interest rate environment. However, this decrease in depreciation and amortization will be offset by increases in operating expenses (including increases due to the financing of certain IT equipment on operating leases) and increased depreciation associated with the deployment of the Company’s new Passportal site and other technology investments. These changes will reduce depreciation and amortization expenses slightly, but this decrease will be more than offset by increases in operating expenses, thus impacting EBITDA;

•	Quarterly interest expense of approximately $2.8 million, which reflects the Company’s new revolving credit facility, five year term loan, and the November 2003 offering of $72.0 million aggregate principal amount of 4.875% convertible subordinated debentures due 2023 and is inclusive of mark to market interest rate swap adjustments and debt issuance cost. The guidance reflects the expectation that the $120.0 million four year revolving credit facility will initially accrue interest at 325 basis points over LIBOR, and the $50.0 million five year term loan will initially accrue interest at 350 basis points over LIBOR;

•	That the Company will have approximately 15 million diluted shares outstanding; and,

•	There will be no material changes in economic conditions, other extraordinary world events affecting travel or significant acquisitions.

Summary Quarterly Guidance for 2004 (In millions, except per share data)

	Q1 2004	Q2 2004	Q3 2004	Q4 2004	FY 2004
Net Revenue	$93.0	$97.0	$95.0	$90.0	$375.0
EBITDA*	$12.9	$16.8	$15.9	$10.0	$55.6
Diluted EPS	$0.31	$0.47	$0.44	$0.20	$1.42

*	EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Navigant’s EBITDA can be calculated by adding provision for income taxes, interest expense, net and depreciation and amortization expenses to the Company’s Net Income. Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles, the Company believes that it may be useful to an investor in evaluating its performance. However, investors should not consider this measure in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with generally accepted accounting principles. In addition, because EBITDA is not calculated in accordance with generally accepted accounting principles, it may not necessarily be comparable to similarly titled measures employed by other companies.

Navigant International Reports Fourth Quarter/Full Year Results, 2/3/04	page 4

Conference Call Information – 11:00 am EST, Tuesday, February 3, 2004

The conference call number is 800-218-0713, please call 10 minutes in advance to ensure that you are connected prior to the presentation. A live Webcast of the call will be available on www.fulldisclosure.com (requires a Windows Media Player).

Following its completion, a replay of the call can be accessed for two weeks by dialing 303-590-3000. The access code for the replay is 566975#. Replays of the Webcast will be available for 30 days at www.fulldisclosure.com.

About Navigant International, Inc.

Denver-based Navigant International, Inc. is the second largest corporate travel management business services provider in North America based on airline tickets sold serving corporate, government, military, leisure, and meetings and incentive clients. The Company’s “bricks and clicks” end-to-end travel solutions include corporate travel pattern analysis and ReportFLYR™ powered reporting tools; travel policy development; consulting on cost saving opportunities; airline ticket, hotel and car rental reservations; meeting and convention planning; and leisure travel products. The Company currently employs more than 4,300 Associates and has operations in more than 1,300 locations in 19 countries and U.S. territories. Navigant’s shares are traded on the NASDAQ National Market under the ticker symbol “FLYR.” For more information on the Company, visit www.navigant.com.

This news release contains forward-looking statements, including statements about the Company’s high leverage of debt to equity, transaction volumes, growth strategies and opportunities, the integration of prior or potential future acquisitions, and general industry or business trends or events. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, our significant indebtedness and variable interest payment obligations, restrictions in our credit facility on our ability to finance future operations or capital needs, disruptions in the travel industry such as those caused by terrorism, war or general economic downturn, competition, our ability to continue to acquire and integrate potential future acquisitions, our ability to manage our business and implement growth strategies, other risks described in the Company’s quarterly report on Form 10-Q for the quarter ended September 28, 2003, and the risk factors detailed from time to time in the Company’s SEC reports, including the reports on Forms 10-K and 10-Q. The forward-looking statements made herein are only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

# # #

(financial tables follow)

Navigant International Reports Fourth Quarter/Full Year Results, 2/3/04	page 5

Navigant International, Inc.

Consolidated Statement of Operations

(In thousands, except per share amounts)

	Three Months Ended
	December 28, 2003 (Unaudited)	December 29, 2002 (Unaudited)
Revenues	$87,040	$88,065
Operating expenses	48,825	49,819

Gross profit	38,215	38,246
General and administrative expenses	29,088	28,472
Depreciation and amortization expense	2,379	2,761

Operating Income	6,748	7,013
Interest expense, net and other	17,389	4,144

Income (loss) before provision for income taxes	(10,641)	2,869
Provision for income taxes	(3,895)	1,197

Net income (loss)	(6,746)	1,672

EBITDA	$9,127	$9,774

Net income (loss) per share:
Basic net income (loss) per share	$(0.47)	$0.12

Diluted net income (loss) per share	$(0.47)	$0.12

Weighted average shares outstanding:
Basic	14,437	13,847

Diluted	14,437	14,220

Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles, the Company believes that it may be useful to an investor in evaluating its performance. However, investors should not consider this measure in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with generally accepted accounting principles. In addition, because EBITDA is not calculated in accordance with generally accepted accounting principles, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of the above EBITDA figures can be made by adding Provision for income taxes, Interest expense, net and other and Depreciation and amortization expenses to the Company’s Net income (loss) as in the table below.

	Three Months Ended
	December 28, 2003	December 29, 2002
Net income (loss)	$(6,746)	$1,672
Add: Provision for income taxes	(3,895)	1,197
Add: Interest expense, net and other	17,389	4,144
Add: Depreciation and amortization expenses	2,379	2,761

EBITDA	$9,127	$9,774

Navigant International Reports Fourth Quarter/Full Year Results, 2/3/04	page 6

Navigant International, Inc.

Consolidated Statement of Operations

(In thousands, except per share amounts)

	Twelve Months Ended
	December 28, 2003	December 29, 2002
Revenues	$352,283	$371,283
Operating expenses	189,900	202,216

Gross profit	162,383	169,067
General and administrative expenses	112,681	111,525
Depreciation and amortization expense	10,307	10,049

Operating income	39,395	47,493
Interest expense, net and other	28,357	17,137

Income before provision for income taxes	11,038	30,356
Provision for income taxes	4,189	11,464

Net income	6,849	18,892

EBITDA	$49,702	$57,542

Net income per share:
Basic net income per share	$0.48	$1.37

Diluted net income per share	$0.47	$1.34

Weighted average shares outstanding:
Basic	14,198	13,743

Diluted	14,553	14,106

Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles, the Company believes that it may be useful to an investor in evaluating its performance. However, investors should not consider this measure in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with generally accepted accounting principles. In addition, because EBITDA is not calculated in accordance with generally accepted accounting principles, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of the above EBITDA figures can be made by adding Provision for income taxes, Interest expense, net and other and Depreciation and amortization expenses to the Company’s Net income as in the table below.

	Twelve Months Ended
	December 28, 2003	December 29, 2002
Net income	$6,849	$18,892
Add: Provision for income taxes	4,189	11,464
Add: Interest expense, net and other	28,357	17,137
Add: Depreciation and amortization expenses	10,307	10,049

EBITDA	$49,702	$57,542